UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2026

SADOT GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39223	47-2555533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 E. Renfro Street, Suite 300

Burleson, Texas 76028

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (832) 604-9568

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition of TradeIQ Intellectual Property Assets

On July 14, 2026 (the “Contract Date”), Sadot Group Inc. (the “Company”) entered into an Intellectual Property Purchase Agreement (the “IP Purchase Agreement”) with Litial Ltd, a private company limited by shares organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (the “Seller”), pursuant to which the Company agreed to acquire from the Seller all right, title and interest in and to certain software, source code, models, model weights, training data sets, data pipelines, technical documentation and related intellectual property marketed under the name “TradeIQ,” consisting of a predictive-intelligence software layer designed to operate alongside commodity trading and risk management (“CTRM”) platforms (the “Purchased IP”).

The aggregate purchase price for the Purchased IP is US$6,000,000, payable as follows: (i) a cash component of US$50,000, payable in two tranches of US$30,000 upon execution of the IP Purchase Agreement and US$20,000 on the date that is twenty-one (21) calendar days after the Contract Date, subject to the Seller’s completion of delivery of the Purchased IP; (ii) 200,000 newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (such shares, the “Consideration Shares”), valued for purposes of the IP Purchase Agreement at US$10.00 per share, or US$2,000,000 in the aggregate; and (iii) 3,950 newly issued shares of a new series of preferred stock of the Company designated as the Series C Non-Voting Non-Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred”), with a stated value of US$1,000 per share, or US$3,950,000 in aggregate stated value (the “Preferred Consideration Shares”).

The IP Purchase Agreement contains customary representations, warranties and covenants of the parties, including representations of the Seller regarding title to and non-infringement of the Purchased IP, clean-room development, open-source software, contributor assignments and sanctions compliance, as well as mutual indemnification provisions subject to a basket and cap, with customary carve-outs for fundamental and intellectual-property representations and fraud. The Seller has agreed to provide transition services for ninety (90) days following delivery and is subject to a two-year non-competition covenant with respect to the CTRM market. The Seller is required to complete delivery of the Purchased IP within twenty-one (21) calendar days after the Contract Date.

The Consideration Shares and the Preferred Consideration Shares are subject to transfer restrictions under the IP Purchase Agreement, including a 180-day lock-up following the closing and, thereafter, a daily leak-out limitation on sales of Consideration Shares tied to the trading volume of the Common Stock. The IP Purchase Agreement further provides that the Company will not issue shares of Common Stock thereunder in excess of 19.99% of the shares outstanding immediately prior to the Contract Date unless stockholder approval is obtained in accordance with applicable Nasdaq listing rules, and the parties acknowledged that the 200,000 Consideration Shares are expected to be below that threshold. The Series C Preferred is non-voting and non-convertible at issuance, as described under Item 5.03 below.

The foregoing description of the IP Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the IP Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The IP Purchase Agreement is not intended to provide any other factual information about the Company or the Seller; the representations, warranties and covenants contained therein were made only for purposes of the IP Purchase Agreement, as of specific dates, solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the parties.

Senior Secured Convertible Note Financing

On July 16, 2026, the Company entered into a Securities Purchase Agreement (the “Note Purchase Agreement”) with a certain institutional investor (the “Buyer”), pursuant to which the Company agreed to issue and sell to the Buyer senior secured convertible notes of the Company in the aggregate original principal amount of up to $100,000,000 (the “Notes”) at a purchase price of $900 per $1,000 of principal amount.

The Note Purchase Agreement provides for the issuance of the Notes in one or more closings, consisting of (i) an initial closing of Notes in the aggregate original principal amount of up to $4,000,000 (the “Initial Notes”), subject to the satisfaction or waiver of certain conditions, (ii) a second closing of Notes in the aggregate original principal amount of up to $1,000,000, subject to the Company obtaining stockholder approval for certain matters, the effectiveness of a registration statement covering the resale of all of the shares of Common Stock issuable upon the conversion or otherwise pursuant to the terms of the Initial Notes, and the satisfaction or waiver of certain other conditions and (iii) one or more additional closings of Notes in the aggregate original principal amount of up to $2,000,000 for any individual additional closing and up to $95,000,000 in the aggregate for all such additional closings, at the option of the Company subject to the satisfaction or waiver of certain conditions, including, but not limited to, a minimum of 30 trading days passing since the later of the immediately prior closing pursuant to the Note Purchase Agreement and the effective date of a registration statement registering for resale the shares of Common Stock issuable upon the conversion or otherwise pursuant to the terms of the Notes issued in the immediately prior closing, minimum trading liquidity requirements, the effectiveness of the registration statement related to the resale of the shares of Common Stock issuable upon the conversion or otherwise pursuant to the terms of such Notes, limits on outstanding principal from prior tranches, the Company’s compliance with the applicable continued listing requirements of Nasdaq, and other customary equity conditions. The Buyer may waive any such conditions and may elect to initiate a closing at its discretion.

On July 16, 2026, the initial closing pursuant to the Note Purchase Agreement occurred and the Company issued and sold to the Buyer the Initial Notes. The Initial Notes bear and any additional Notes bear interest at a rate of 8.25% per annum, payable in shares of Common Stock subject to satisfaction of specified equity conditions or, at the Company’s election, in cash. Upon the occurrence and during the continuance of an Event of Default (as defined in the Notes), the interest rate will increase by 9.0% per annum. The amounts outstanding under the Notes are convertible at any time, at the holders option, into shares of Common Stock at a conversion price equal to 125% of the Nasdaq official closing price on the trading day immediately prior to issuance, subject to adjustment therein. In addition, at the election of the holder, the amounts outstanding under the Notes may be converted into shares of Common Stock at the Alternate Conversion Price (as defined in the Notes), subject to the Floor Price (as defined in the Notes).

The Initial Notes have a conversion price of $17.81 per share and mature on July 16, 2028.

The conversion price of the Notes is subject to adjustment in the event the Company issues securities at a price below the then-applicable conversion price, to a most-favored-nation adjustment in the event the Company issues securities with a variable price feature, and to adjustment upon any stock combination or reverse stock split. The Company may redeem the Notes at 120% of the amount redeemed during the first twelve months following issuance and at 110% thereafter. Upon an Event of Default, the holders may require redemption at 130%, and upon a Change of Control (as defined in the Notes), at 120%. A Note holder will not have the right to convert any portion of a Note, to the extent that, after giving effect to such conversion, the holder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). However, a Note holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

The Buyer also may not convert any Notes into a number of shares of Common Stock in excess of 19.99% of the outstanding shares of Common Stock as of the date of the Note Purchase Agreement until the Company obtains stockholder approval for such issuances (the “Note Nasdaq Stockholder Approval”) in accordance with the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”).

The Note Purchase Agreement contains customary representations, warranties and covenants, including restrictions on the Company’s ability to incur Indebtedness (as defined in the Notes), grant liens and effect Variable Rate Transactions (as defined in the Notes). Pursuant to the Note Purchase Agreement, the Company granted the Buyer a right to participate in any Subsequent Placement (as defined in the Notes) for a period of 18 months from the date of the Note Purchase Agreement, and is required to obtain stockholder approval to effect one or more reverse stock splits within a ratio of 5-for-1 and 250-for-1, increase the authorized number of shares of Common Stock and the Note Nasdaq Stockholder Approval within 50 days of the date of the initial closing.

The Company’s obligations under the Notes are secured by a lien on substantially all of the assets of the Company and its subsidiaries pursuant to a Security and Pledge Agreement (the “Security and Pledge Agreement”) and are guaranteed by each of the Company’s subsidiaries pursuant to a Guaranty (the “Guaranty”). In connection with the Note Purchase Agreement, the Company also entered into a Registration Rights Agreement (the “Note Registration Rights Agreement”) with the Buyer, pursuant to which the Company agreed to register for resale the shares of Common Stock issuable upon the conversion or otherwise pursuant to the terms of the Notes within certain timeframes specified therein.

The foregoing description of the Initial Note, Notes, Note Purchase Agreement, Note Registration Rights Agreement, Security and Pledge Agreement and Guaranty do not purport to be complete and are qualified in their entirety by reference to the forms of such agreements filed as Exhibits 4.1, 4.2, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Equity Purchase Facility (Equity Line)

On July 16, 2026, the Company also entered into an Equity Purchase Facility Agreement (the “Equity Purchase Facility Agreement”) with a certain institutional investor (the “Investor”), pursuant to which the Company has the right, but not the obligation, to issue and sell to the Investor (an “Advance”), from time to time and in the Company’s sole discretion by delivery of an advance notice, and the Investor is obligated to purchase, up to an aggregate of $100.0 million of newly issued shares of Common Stock (the “Advance Shares”) for the duration of the Equity Purchase Facility Agreement. The Company is under no obligation to sell any Advance Shares under the Equity Purchase Facility Agreement.

The purchase price per Advance Share issued pursuant to any Advance will be determined pursuant to the terms of the Equity Purchase Facility Agreement. The Company may, in its sole discretion, select the amount of the Advance requested by the Company in each Advance Notice. There is no mandatory minimum amount for each Advance and are no non-usage fees for not obtaining Advances, however, each requested Advance may not exceed the Maximum Advance Amount (as defined in the Equity Purchase Facility Agreement).

The Company may not direct the Investor to purchase any Advance Shares under the Equity Purchase Facility Agreement if such purchase, when aggregated with all other shares of Common Stock owned by the Investor and its affiliates beneficially, would result in the Investor and its affiliates beneficially owning (on an aggregated basis) more than the Beneficial Ownership Limitation; provided that, the Investor may increase or decrease the Beneficial Ownership Limitation, upon notice to the Company, which notice with respect to an increase will not be effective until the 61st day following the date such notice is delivered, not to exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock held by the Investor.

The Company also may not sell the Investor a number of Advance Shares in excess of 19.99% of the outstanding shares of Common Stock as of the date of the Equity Purchase Facility Agreement (the “Exchange Cap”) until the Company obtains stockholder approval for such issuances in accordance with the applicable rules of Nasdaq (the “EPFA Nasdaq Stockholder Approval”).

Pursuant to the Equity Purchase Facility Agreement, the Company granted the Investor a right of first refusal with respect to Subsequent Placements (as defined in the Equity Purchase Facility Agreement) during a specified restricted period. Pursuant to the Equity Purchase Facility Agreement the Company also agreed to, among other things, refrain from entering into or effecting any Variable Rate Transactions (as defined in the Equity Purchase Facility Agreement) and is required to obtain stockholder approval to increase the authorized number of shares of Common Stock and the EPFA Nasdaq Stockholder Approval within 60 days of the date of the initial closing.

In connection with the Equity Purchase Facility Agreement, the Company entered into a Registration Rights Agreement with the Investor (the “EPFA Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement covering the resale of the Advance Shares and to use its best efforts to have such registration statement declared effective within certain timeframes specified therein.

The foregoing description of the Equity Purchase Facility Agreement and EPFA Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the forms of such agreements filed as Exhibits 10.6 and 10.7, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 14, 2026, the Company completed the acquisition of the Purchased IP pursuant to the IP Purchase Agreement (the “Closing”). At the Closing, the Company paid the initial cash tranche and issued the Consideration Shares and the Preferred Consideration Shares to the Seller (and/or its permitted assignees) in accordance with the IP Purchase Agreement. The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Acquisition of TradeIQ Intellectual Property Assets” is incorporated by reference into this Item 2.01. Neither the Company nor any of its affiliates, directors or officers has any material relationship with the Seller other than in respect of the IP Purchase Agreement, and the transaction was negotiated at arm’s length.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Notes, the Note Purchase Agreement, the Security and Pledge Agreement and the Guaranty is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

At the Closing of the acquisition of the Purchased IP, the Company issued 200,000 shares of Common Stock and 3,950 shares of Series C Preferred to the Seller (and/or its permitted assignees) as partial consideration for the Purchased IP. The issuances were made without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D and/or Regulation S thereunder, based in part upon representations of the Seller and each permitted assignee that it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D or a non-U.S. person within the meaning of Regulation S, and that it is acquiring the securities for investment and not with a view to distribution. No underwriters were involved, no commissions were paid, and no general solicitation or advertising was used in connection with the issuances.

The Initial Note was, and any additional Notes and the shares of Common Stock issuable upon conversion or otherwise pursuant to the terms thereof, and the Advance Shares issuable pursuant to the Equity Purchase Facility Agreement, are being, offered, issued and sold in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The Buyers and the Investor have each represented that they are “accredited investors” as defined in Rule 501(a) of Regulation D and that they are acquiring such securities for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03. Under the Certificate of Designation (as defined below), for so long as any shares of Series C Preferred remain outstanding and any accrued dividends thereon remain unpaid, the Company may not, subject to limited exceptions, declare or pay dividends on, or redeem or repurchase, its Common Stock or other junior stock.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2026, the Company filed a Certificate of Designation, Preferences, Rights and Limitations of Series C Non-Voting Non-Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada, effective upon filing, designating 3,950 shares of the Company’s authorized preferred stock as Series C Preferred. The material terms of the Series C Preferred are as follows:

Stated value; ranking. Each share of Series C Preferred has a stated value of US$1,000. The Series C Preferred ranks senior to the Common Stock, and to any other junior stock, as to dividends, redemption and rights upon liquidation.

Dividends. The Series C Preferred accrues cumulative cash dividends at the rate of 6% per annum on the stated value, payable annually in arrears on June 30 of each year, with the first dividend payment date being June 30, 2027. Upon the occurrence and during the continuance of an event of default specified in the Certificate of Designation, the dividend rate increases to 9% per annum, which (other than in the case of an insolvency event of the Company) is the sole financial consequence of an event of default; no event of default other than an insolvency event gives the holders any right to require redemption for cash.

Perpetual; no mandatory redemption; optional redemption. The Series C Preferred has no fixed maturity date and is not subject to mandatory redemption. The Company may redeem the Series C Preferred, in whole or in part, at any time at a price equal to the stated value plus accrued and unpaid dividends, without premium or penalty, on not less than ten (10) Business Days’ prior written notice.

No voting rights; no conversion. The Series C Preferred has no voting rights, other than limited contractual protective-consent rights of the holders of a majority of the outstanding Series C Preferred with respect to matters such as amendments adverse to the Series C Preferred, the creation of senior or pari passu stock, junior-stock dividends and repurchases while Series C dividends are unpaid, and transactions extinguishing the Series C Preferred without payment. The Series C Preferred is not convertible into Common Stock or any other security of the Company, and contains no conversion mechanic, price, ratio or trigger. Any future amendment to add a conversion feature would require the mutual written consent of the Company and the holders of a majority of the outstanding Series C Preferred, compliance with applicable Nasdaq listing rules and any stockholder approval required at that time.

Liquidation preference. Upon a liquidation, dissolution or winding-up of the Company, holders of Series C Preferred are entitled to receive, before any distribution to junior stock, an amount per share equal to the stated value plus accrued and unpaid dividends. A merger, consolidation or other change-of-control transaction in which the Company survives or in which common stockholders receive acquirer equity does not constitute a liquidation for this purpose.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

As previously disclosed, on May 5, 2026 the Company received a letter from the Listing Qualifications Department of Nasdaq notifying the Company that it no longer satisfied the minimum stockholders’ equity requirement of $2,500,000 for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1). Since that time, management has taken a number of steps and will continue to take additional steps intended to improve the Company’s stockholders’ equity and financial position, including the acquisition of Anira Consulting FZC (operating as “Tradewell”), the sale and deconsolidation of Sadot Latam LLC and other legacy assets, the conversion of outstanding indebtedness into equity, the entry into an option to acquire a portfolio of income-producing real estate and the acquisition of the TradeIQ intellectual property assets described in Items 1.01 and 2.01 above, in each case as previously reported by the Company on Current Reports on Form 8-K or as reported herein. Management believes that the Company’s stockholders’ equity, as adjusted for the steps outlined above, is in excess of $7,000,000 as of the date of this Current Report on Form 8-K and, although the Company’s financial statements for the applicable period have not yet been finalized or reviewed, management currently believes that these steps enabled the Company to regain compliance with the minimum stockholders’ equity requirement of $2,500,000 set forth in Nasdaq Listing Rule 5550(b)(1).

There can be no assurance, however, that the Company has regained or will maintain compliance with the minimum stockholders’ equity requirement. The Company’s stockholders’ equity is subject to review by the Company’s independent registered public accounting firm, and no assurance can be given that such review will reflect stockholders’ equity of at least $2,500,000 as of the end of the applicable fiscal quarter or at any time subsequent thereto, or that Nasdaq will determine that the Company has regained compliance. The Company’s common stock remains subject to the continued listing requirements of Nasdaq, and the failure to regain and maintain compliance could result in the delisting of the Company’s common stock.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the expected benefits and integration of the Purchased IP, the payment of future dividends on the Series C Preferred, the anticipated closings under the Note Purchase Agreement, the Company’s ability to draw under the Equity Purchase Facility Agreement, the Company’s intention to seek stockholder approvals, the filing and effectiveness of resale registration statements, the anticipated use of proceeds, the Company’s payment of the Cash Payment and the effectiveness of the releases, and the Company’s compliance with the continued listing requirements of Nasdaq. These statements are based on the Company’s current expectations and are subject to risks and uncertainties, including the Company’s ability to satisfy the conditions to funding, to obtain the required stockholder and Nasdaq approvals, to regain and maintain compliance with the continued listing requirements of Nasdaq, and to continue as a going concern, as well as the other risks described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent Quarterly Reports on Form 10-Q. Actual results may differ materially. The Company undertakes no obligation to update any forward-looking statement, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation, Preferences, Rights and Limitations of Series C Non-Voting Non-Convertible Preferred Stock of Sadot Group Inc., filed with the Secretary of State of the State of Nevada on July 14, 2026.
4.1	Form of Senior Secured Convertible Note.
4.2	Form of Initial Note.
10.1	Intellectual Property Purchase Agreement, dated as of July 14, 2026, by and between Sadot Group Inc. and Litial Ltd.*
10.2	Form of Securities Purchase Agreement, dated as of July 16, 2026, by and among Sadot Group Inc. and the buyers party thereto.
10.3	Form of Registration Rights Agreement, dated as of July 16, 2026, by and among Sadot Group Inc. and the buyers party thereto.
10.4	Form of Security and Pledge Agreement, dated as of July 16, 2026, by and among Sadot Group Inc., the grantors party thereto and the collateral agent.
10.5	Form of Guaranty, dated as of July 16, 2026, made by the guarantors party thereto in favor of the collateral agent.
10.6	Form of Equity Purchase Facility Agreement, dated as of July 16, 2026, by and between Sadot Group Inc. and the investor party thereto.
10.7	Form of Registration Rights Agreement, dated as of July 16, 2026, by and between Sadot Group Inc. and the investor party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SADOT GROUP INC.

Date: July 17, 2026

By:	/s/ Chagay Ravid
Name:	Chagay Ravid
Title:	Chief Executive Officer